Exhibit (a)(1)(E)

Offer to Purchase for Cash

by

Marchex, Inc.

and

Edenbrook Capital, LLC

of

Up to 10,000,000 shares of Class B common stock

of

Marchex, Inc.

at

a Purchase Price of –

$1.80 per share if up to 6,000,000 shares are tendered, or

$1.96 per share if more than 6,000,000 up to 10,000,000 shares are tendered

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”)

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 31, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Marchex, Inc., a Delaware corporation (the “Company”), Edenbrook Long Only Value Fund, LP, a Delaware limited partnership, and Edenbrook Value Fund, LP, a New York limited partnership, each of which are managed by Edenbrook Capital, LLC, a New York limited liability company (“Edenbrook Capital” and, together with Edenbrook Long Only Value Fund, LP and Edenbrook Value Fund, LP, “Edenbrook,” and together with the Company, the “Purchasers”), to purchase up to 10,000,000 shares of Class B common stock, par value $0.01 per share of the Company (the “common stock”) in the aggregate, at a price of either (i) $1.80 per share, if up to 6,000,000 shares are tendered, and (ii) $1.96 per share, if more than 6,000,000 up to 10,000,000 shares are tendered, net to the seller in cash, less any applicable tax withholding and without interest (the “Purchase Price”), upon the terms and subject to the conditions of the Offer. Unless the context otherwise requires, all references to “shares” shall refer to the common stock and all references to “shares properly tendered” shall refer to “shares properly tendered and not properly withdrawn in the Offer.”

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Time, the Purchasers will determine if the per share price is $1.80 or $1.96 per share, based on the number of shares properly tendered, up to 10,000,000 shares in the aggregate. Once the Purchase Price has been determined, the Purchasers intend to promptly disclose such price in a manner calculated to inform stockholders of this information, which will include a press release.

All shares the Purchasers purchase in the Offer will be purchased at the same Purchase Price. If more than 10,000,000 shares are properly tendered, the Purchasers will purchase all shares properly tendered on a pro rata basis, except for “odd lots” (lots held by owners of less than 100 shares), which the Purchasers will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Purchasers will not purchase. Shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering stockholders at the Purchasers’ expense promptly after the Offer expires. See Section 3 of the Offer to Purchase.

The Offer is a simultaneous combined offer consisting of an offer by the Company and an offer by Edenbrook. Under the terms of the Offer, the Company and Edenbrook are each only required to purchase 50% of those shares properly tendered, up to 10,000,000 shares in the aggregate.

If more than 10,000,000 shares are properly tendered at the Purchase Price and not properly withdrawn prior to the Expiration Time, the Purchasers will purchase shares:

•	first, from all holders of “odd lots” of less than 100 shares who properly tender all of their shares;

•	second, from all other stockholders who properly tender shares, on a pro rata basis (except for stockholders who tendered shares conditionally for which the condition was not satisfied); and

•

third, only if necessary to permit us to purchase up to 10,000,000 shares, from holders who have properly tendered shares conditionally (for which the condition was not initially satisfied), by random lot, to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have properly tendered all of their shares.

See Sections 1, 3 and 6 of the Offer to Purchase.

We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender shares we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1. You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

2. The Offer is subject to certain conditions set forth in Section 7 of the Offer to Purchase.

3. The Offer, withdrawal rights and proration period will expire at 11:59 p.m., New York City time, on October 7, 2020, unless the Purchasers extend the Offer.

4. The Offer is for up to an aggregate of 10,000,000 shares, constituting approximately 25% of the total number of issued shares of the common stock as of the date of the Offer to Purchase, of which the Company and Edenbrook will each purchase 50% of such shares properly tendered.

5. Tendering stockholders who are registered stockholders or who tender their shares directly to Equiniti Trust Company, the Depositary and Paying Agent for the Offer, will not be obligated to pay any brokerage commissions or fees to the Purchasers, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on the Purchasers’ purchase of shares under the Offer.

6. If you are an Odd Lot Holder and you instruct us to tender on your behalf all of the shares that you own before the expiration of the Offer and check the box captioned “Odd Lots” on the attached Instruction Form, the Purchasers, on the terms and subject to the conditions of the Offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

7. If you wish to condition your tender upon the purchase of all shares tendered or upon the Purchasers’ purchase of a specified minimum number of the shares which you tender (subject to the 500 share minimum), you may elect to do so and thereby avoid possible proration of your tender. The Purchasers’ purchase of shares from all tenders which are so conditioned, to the extent necessary, will be determined by random lot. To elect such a condition, complete the section captioned “Conditional Tender” in the attached Instruction Form.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. If you authorize us to tender your shares, we will tender all your shares unless you specify otherwise on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Time of the Offer. Please note that the Offer, proration period and withdrawal rights will expire at 11:59 p.m., New York City time, on October 7, 2020, unless the Offer is extended.

The Offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares of the Company’s common stock. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

The board of directors of the Company (the “Board”) has unanimously approved the Offer. However, neither the Board, Edenbrook, the Company, nor the Depositary and Paying Agent or the Information Agent is making any recommendation to you as to whether you should tender or refrain from tendering your shares or as to the Purchase Price. You must make your own decision as to whether to tender your shares and, if so, how many shares to tender. In so doing, you should read carefully the information in this Offer to Purchase and in the related Letter of Transmittal, including our reasons for making the Offer. See Section 2. You should discuss whether to tender your shares with your broker or other financial or tax advisor.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

by

Marchex, Inc.

and

Edenbrook Capital, LLC

of

Up to 10,000,000 shares of Class B common stock

of

Marchex, Inc.

at

a Purchase Price of –

$1.80 per share if up to 6,000,000 shares are tendered, or

$1.96 per share if more than 6,000,000 up to 10,000,000 shares are tendered

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2020 UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”).

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 31, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), in connection with the offer by Marchex, Inc., a Delaware corporation (the “Company”), Edenbrook Long Only Value Fund, LP, a Delaware limited partnership, and Edenbrook Value Fund, LP, a New York limited partnership, each of which are managed by Edenbrook Capital, LLC, a New York limited liability company (“Edenbrook Capital” and, together with Edenbrook Long Only Value Fund, LP and Edenbrook Value Fund, LP, “Edenbrook,” and together with the Company, the “Purchasers”), to purchase up to 10,000,000 shares of Class B common stock, par value $0.01 per share of the Company (the “common stock”) in the aggregate, at a price of either (i) $1.80 per share, if up to 6,000,000 shares are tendered, and (ii) $1.96 per share, if more than 6,000,000 up to 10,000,000 shares are tendered, net to the seller in cash, less any applicable tax withholding and without interest (the “Purchase Price”), upon the terms and subject to the conditions described in this Offer. The Offer is a simultaneous combined offer consisting of an offer by the Company and an offer by Edenbrook. Under the terms of the Offer, the Company and Edenbrook are each only required to purchase 50% of those shares properly tendered, up to 10,000,000 shares in the aggregate. Unless the context otherwise requires, all references to “shares” shall refer to the common stock and all references to “shares properly tendered” shall refer to “shares properly tendered and not properly withdrawn in the Offer.”

The undersigned hereby instruct(s) you to tender to the Purchasers the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

The undersigned understands that all shares the Purchasers acquire in the Offer will be acquired at the same purchase price. The undersigned understands that if more than 10,000,000 shares are properly tendered, the Purchasers will purchase all shares properly tendered on a pro rata basis, except for “odd lots” (lots held by owners of less than 100 shares), which the Purchasers will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Purchasers will not purchase. Shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering stockholders at the Purchasers’ expense promptly after the Offer expires.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Purchasers, and it may be extended, modified, suspended or terminated by the Purchasers as provided in the Offer;

(2) the Offer is a simultaneous combined offer consisting of an offer by the Company and an offer by Edenbrook; (3) the undersigned is voluntarily participating in the Offer; (4) the future value of the shares is unknown and cannot be predicted with certainty; (5) any foreign exchange obligations triggered by the undersigned’s tender of shares or the recipient of proceeds are solely his or her responsibility; and (6) regardless of any action that the Purchasers take with respect to any or all income/capital gains tax, social security or insurance, transfer tax or other tax-related items (“Tax Items”) related to the offer and the disposition of shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Purchasers to withhold all applicable Tax Items legally payable by the undersigned.

The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Purchasers, their respective subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

The undersigned understands that the Purchasers may hold certain personal information about him or her, including, as applicable, but not limited to, the undersigned’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, nationality and any shares of stock held in the Company, for the purpose of implementing, administering and managing his or her stock ownership (“Data”). The undersigned understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Offer, that these recipients may be located in his or her country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than his or her country. The undersigned understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Purchasers. The undersigned authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Offer, including any requisite transfer of such Data as may be required to a broker or other third party with whom held any shares of stock. The undersigned understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Offer. The undersigned understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Purchasers. The undersigned understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Offer. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the undersigned understands that he or she may contact the Purchasers.

Number of shares to be tendered by you for the account of the undersigned:*

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐ By checking this box, the undersigned represents that the undersigned owns, beneficially or of record, an aggregate of fewer than 100 shares and is tendering all of those shares.

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering stockholder may condition his or her tender of shares upon the Purchasers purchasing a specified minimum number of the shares tendered; provided that such minimum amount is at least 500 shares, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased

*	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

by the Purchasers pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and you are urged to consult your own tax advisor before completing this section. Unless this box has been checked and a minimum specified (subject to the 500 share minimum), the tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is: shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Purchasers may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature:

Name(s):
(Please Type or Print)

Taxpayer Identification or Social Security Number:

Address(es):
(Including Zip Code)

Area Code/Phone Number:

Dated: , 2020